Momentous Entertainment Group Outlines Aggressive Growth Business Plan

LAS VEGAS, NEVADA, May 18, 2016 – Momentous Entertainment Group, Inc. (OTCBB:MMEG), a diversified entertainment and direct response marketing company, today announces its plan to take advantage of vertical growth opportunities that supplement organic growth in both primary and satellite markets.

Momentous Entertainment’s aggressive business strategy encompasses vertical growth through strategic acquisition and integration. Under this approach, the Company plans to own a variety of entertainment and direct response properties in its current and supportive industries. In its pursuit of potential acquisition targets, Momentous Entertainment’s management will consider domestic and foreign film and television distribution companies, film and advertising production companies, record labels and distribution companies, and asset-based product companies that would be suitable for direct response products and infomercial projects.

Kurt Neubauer, Momentous Entertainment’s chief executive officer, states, “As we grow the company's revenues through organic maturity of our Christian Music and sports based Reality Television markets, we will look to acquisition to build steadfast and robust shareholder value in the near term. The first stage is to complete a consequential acquisition that will complement Momentous Entertainment’s market presence by enhancing scale considerably into a much larger and more diverse firm.  By targeting companies that meet our growth targets, we can become a leading provider of content and service in the global entertainment space.”

About Momentous Entertainment Group (MMEG)

Momentous Entertainment Group, Inc. is an entertainment and direct response marketing company focused on creating, producing and distributing quality content and products.  MMEG sells outstanding entertainment and consumer products utilizing direct response media marketing.  As it develops its distribution and sales channels, MMEG will build out its music division along with its feature film, television production, and finance division.  With a combined experience of more than 100 years in entertainment and marketing, MMEG will be able to make major contributions by providing quality content and products worldwide.

To learn more, visit Momentous Entertainment Group’s websites: Primary Site www.momentousent.com Music Site www.momentousmusic.com and www.music1.biz

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Momentous Entertainment Group Inc’s (MMEG) future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of MMEG to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents MMEG files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on MMEG’s future results. The forward-looking statements included in this press release are made only as of the date hereof. MMEG cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, MMEG undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by MMEG.

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